EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST & ASHFORD HOSPITALITY PRIME

FIRST QUARTER 2014 CONFERENCE CALL

May 9th, 2014, 11:00 AM ET
Chairperson: Monty Bennett (Mgmt.)

Participant 1:
Hey, good morning guys. I just had a couple of things I was hoping you guys could address. Can you give us any color in terms of, you know—or any detail, I guess, more than color in terms of what business lines that Ashford Advisors is going to enter. I know you’ve given some general color on the types of opportunities. We’ve seen North Star get very acquisitive. Obviously they bought Innkeepers with Chatham and, you know, they’re bidding for Griffin REIT. You know, are there any things that Ashford is farther along in and can you give us an update on how the fundraising is going for the hedge fund?

Monty Bennett:
Sure. This is Monty. As you implied, you’ve referenced that we’ve given some ideas about where we could grow Ashford Advisors and where we can be—all the additional business lines that we’re looking at considering.

I think you did hit on the one that’s next up in the queue, and that’s our real estate hedged equity strategy. That is—that’s the one that will be—the additional business line that will be next in the queue. We are currently out in the marketplace talking to investors about it and we’re looking to launch that in the fall. I’d love to give you some more color on what size we’re going to launch that at, but that’s just hard to say, right? It depends upon investors and we’re not at the point where we’re receiving investor subscription amounts on that yet, so it’s just hard to tell you how big that’s going to be in the fall. We’d love to know ourselves, but we just don’t know until we start receiving some of those in and that’s just not timely yet. So, the first opportunity for us is our real estate hedged equity strategy.

After that, we see some of these other potential opportunities that we’ve mentioned to you in the past. I wish I could give you more detail and more precision, but it just doesn’t exist yet to give.

Participant 1:	Okay. Do you have any commitments yet for the hedged equity strategy and what type of investors are you focused on? Are you looking at retail guys or institutional guys?

Monty Bennett:
Sure. We have not sent out subscription agreements yet, so we’re not in the process of even—of receiving any back, so that hasn’t begun yet. As far as types of investors, we’re looking for investments, a minimum of a million dollars and $10 million probably being the largest likely type investors. So, those are, you know, wealthier individuals and smallish type institutions.

Participant 1:
Okay, that’s helpful. Thanks, Monty. Then the second question I wanted to ask was, you know in your prepared remarks and in the Ashford Prime press release you indicated that this management team is willing to do just about anything to maximize shareholder value. How do you balance the potential? You obviously have stock trades at a material discount to the underlying value of the assets. You know, are you open to selling the company if you got a bid at market value? Would you be willing to waive the termination fee to Ashford Advisor if you got a bid at or above market value?

Monty Bennett:
Sure. Well, if you look at our history, Ryan, you can see that we’ve been very creative over the years to make sure that our share price has been maximized on returns to investors, and in the first part of my reading here we’ve mentioned that over our 10 years of existence our returns have been almost double our peer average, so we’re very committed to is and we’re large shareholders. So, we see the dislocation between what we see as private market value of these assets and that’s pretty straight forward. I think any investor can look at the private market value of these assets compared to where it’s trading publicly and see that there’s a big gap.

At the same time, we know that that’s not uncommon for new platforms to trade down at first. We saw that with some of our peers at they IPO’d the past number of—three years or so. So, we’re doing our best to be patient on it, but it’s difficult for us because we, like our investors, want to maximize our share price performance. We are open to any type of opportunity and if that means someone making an offer for the company, then so be it.

As far as waiving any types of fees, that hasn’t been something that’s discussed at all for us. But, I think that keeping that in place is good for everybody because the way that our fees are structured is that that makes Ashford Inc. whole in any type of sale process and so, it doesn’t provide any conflicts of interest that would otherwise exist and makes this much less friction in trying to sell a platform, and those aren’t material enough to affect that valuation gap. But, we are open to alternatives and we’re trying to develop ways in order to maximize our share price.

Participant 1:
I appreciate your candor in answering that. Just one quick one and then I’ll jump back in queue. Any thoughts of you bumping the prime dividend to try to get more retail investors? Obviously you guys have the cash flow within the Prime portfolio. I know you want to grow the portfolio, but it’s hard to grow the portfolio when the stock is trading at the level it’s trading. Wondering if maybe bumping the dividend materially would drive the stock up higher and give you guys the opportunity to, you know, grow the platform at a more attractive stock price. Any thought into that of the Board thinking about the prime dividend these days?

Monty Bennett:
We’re going to be having a Board meeting next week and I’m sure that’ll come up for us to kick around. You know, we traditionally like to talk about that in December for the upcoming year, but we do revisit this every quarter. What we’re struggling with is that relationship is—does increase in dividends, increased stock price because of an increase in traction to retail customers and we just don’t see that relationship in history with our stock price or our peers very much. It’s really hard to define—I’m sorry, devine that that relationship exists. That being the case, we’re still planning on taking a look at it because when we say that we want to look at all avenues, that includes all avenues.

Participant 1:	All right. Thanks a lot. I appreciate all the answer, Monty.

Monty Bennett:	Thank you.

Participant 2:
Hi. This is actually Artia (ph) for Robin. Could you give any color on the transaction market and particularly on sort of what leading indicators you look at as you look at whether you’ll be a net buyer or a seller for this year? At the same time, if you have any color on whether you’re looking at portfolio deals? Thank you.

Douglas Kessler:
Sure. This is Doug Kessler. We view the transaction market to be healthy. The deal flow typically at this point of the cycle continues to show an upward trajectory in terms of the number of opportunities that are coming to the market. You should just look back, for example, at some data that Jones Lang LaSalle puts out. You can see what happened. As the cycle approached its peak the last go around heading into 2007, bottomed out in 2009/2010 timeframe, and now we’re on an upward trajectory as buyers’ expectations and sellers’ expectations are more in line.

I think we are bullish, as are most of the industry experts in terms of the future RevPAR growth and the low use supply coming in, so that seems to indicate that there’s still more room to run in the cycle, which would indicate to us still an attractive opportunity to buy hotels.

So, having kind of shared with you the macro perspective, I’d say on a micro footprint standpoint, what are we seeing for both Prime and Trust? It’s a fluid situation where we see active deal opportunities for both platforms. Obviously with the recent acquisition of the Sofitel property and the transaction on the Pier House, we’ve demonstrated growth in the Prime platform. Our overall mandate is to be just how we’ve been the past 11 years and operating a public company; very disciplined and first and foremost looking at the potential accretion that could happen for the benefit of shareholders.

Portfolio opportunities actually make perhaps even more sense for us than had had we been just a single entity Company comprised of just Ashford Trust. The reason generally is that portfolios have a mixture of assets; some that fit better into one portfolio, some that may fit better into another portfolio. We have the flexibility to take down assets in both portfolios, arrange for rights of first offers to the extent that some assets fit better in one portfolio, but they’re cross collateralized with debt that might be assumed in another portfolio. So, I think that our footprint of having both a Prime and a Trust platform in the market actually provides (audio interference) a competitive advantage.

Also what’s worth pointing (audio interference) that with the different costs of capital, we think we are better calibrated to position those assets which meet the criteria into each respective platform relative to their returns.

Obviously we’ve commented on the price disconnect with where Ashford Prime, more specifically is trading and it makes it a little bit more challenging, given the way we look at our quantitative accretion model at the current share price. But, the market is healthy. We’re seeing more opportunities and obviously even more so as we head into the annual NYU Conference, generally another opportunity for sellers to bring product to market through their brokers, and we are, by the way, seeing both on market and off market opportunities given our deep network of contacts. So, as you can tell, we’re spending a lot of time underwriting transactions.

Participant 2:	Very helpful. Thank you.

Participant 3:
Hey. Good morning, guys. On the Ashford Prime side, I guess kind of given the stock price and you would ideally like to grow the portfolio, obviously accretively if you can; are you willing to look at deals or, I guess, are you looking at deals where maybe the seller is open to taking some, you know, some OP units or some other kind of alternative form?

Monty Bennett:
Sure. This is Monty. Just to be clear, part of your question you talked about the growing the platform and accretively, if possible. I just want to be clear that accretively is the only way we’ll grow the platform. We’re not going to grow it if it’s not accretive.

As far as looking at it, you know, anything’s possible but, if we did something like that, we see that as tantamount to us issuing shares at this price and going—buying an asset with cash, which is not attractive to us. So, I don’t see how it would be attractive to us. I don’t see how that economically works, so I don’t see how that’s accretive. Again, anything’s possible, but I just don’t see that as a likely scenario.

Douglas Kessler:
Obviously in the past we’ve issued OP units on transactions. Some sellers find it tax-efficient and some sellers interested in broadening their asset base by diversifying their equity into a strong platform with a greater base of hotels. So, history would indicate that we have done it, but to Monty’s point, it has to be done at a price point that we feel is, and only feel is accretive for the shareholders.

Monty Bennett:	If a seller would, due to the price point that’s above where we’re trading now, then yes, we’d look at it. That seems to be what would have to happen.

Participant 3:
Okay, fair enough and then, I guess, maybe I’ll ask the flip side of it which is you’ve talked about the targeted leverage at prime and, you know, maybe that’s more of a fluid moving target, right, because, you know, again, to the extent there’s something that is accretive out there, would you take the leverage up temporarily and that kind of might get things—everything kind of rolling, right?

Monty Bennett:
Well, when we look at accretive transactions, we always look at it on a leverage neutral basis because—and when we talk about the accretion, we talk about total shareholder return accretion five years from now on a leveraged neutral basis. So, I just want to make that clear, so everyone on the phone, when we say accretion that’s what we mean. Because some people talk about accretion just for next year or accretion just to FF&O, or one thing or another.

By leveraging something up, it’s much easier to get something accretive. In fact, you can get anything accretive with enough leverage - and I know that’s not what you’re suggesting - but, we’re pretty well set on getting that debt to EBITDA down to our target level from the time frame we mentioned, which was at five or below over, by two years after we spun out and, while there might be, in our path downwards, a little blip up here or there, we’re pretty reluctant to do anything else because we told our shareholders what we’re going to do and that’s what we want to do. If we did something else, then all those that relied on that information would feel shortshrifted and we don’t want to do that.

But, we think we can grow this platform and keep, you know, all these other objectives in line. Again, it’s not unusual for a stock to back up a little bit after an IPO or spin out, so we’re doing our best just to remain patient as more and more investors tend to learn about the platform and do their homework, and see—view the difference in private market value versus where the stock is trading right now.

Participant 3:
Okay, understood and then just finally from me; as we look out to next year, just trying to get a sense as to how much renovation activity you guys think there might be at this point and, you know, basically thinking maybe there’s a little bit more lift and less displacement next year relative to this year, and it seems like this year there’s less displacement relative to last year.

Jeremy Welter:
Yes. This is Jeremy. I think that we’re going to have a little bit less renovation activity in the Trust portfolio. We’ve done a good job of working our way through Highland and have completed most of the Highland portfolio through the summer of this year, so that’ll be in really good shape going forward and we’ll be able to drive additional RevPAR growth in that portfolio.

We do have a quarter of Boston that we’re going to have to finish up in the fourth quarter, bu, once we’re done with that, Highland is in really good shape.

As it relates to Prime, there’s not a lot of renovation activity that we have. I think we have disclosed a few renovations in the fourth quarter, both of which should not be that impactful to the guests and to revenues, so hopefully we’ll be able to minimize displacement in the Prime portfolio, as well.

Participant 3:	Okay, very good. Thanks, then.

Participant 4:
Hi, guys. Good morning. I think it was interesting that you said earlier that you feel the DC market as stabilizing. You guys have pretty strong results there in the first quarter, everything considered with blocked-in Inauguration and potential weather impacts, but the Marriott Marquis opening—I think it may have opened even last week, so what gives you confidence the market’s stabilizing? Thanks.

Monty Bennett:
Sure. I’ll come in on it and then, Jeremy, you might jump in as well, if you’d like. I think a lot of it has to do with the government, and where the government has been and where it’s going. We just hear and see a lot less chatter and talk about cutting government spending and when that spending occurred—I’m sorry, those spending cuts occurred, a large chunk of that came from travel, a disproportionate amount, and it really affected the DC market. I think at one point we saw government business down 30% year-over-year in that market, so it was a big drop. We’re just not hearing that kind of talk. We’re not seeing that kind of activity, so we’re seeing government business stabilizing and maybe even starting to increase. So, despite the Marriott coming online, the impact of government business has a big offsetting effect.

Jeremy Welter:
That’s right and, when you look at it from the comparative basis, the impact of sequestration, we really felt it beginning of May in 2013 and so on a year-over-year comparison in May of 2014 there should be less impact from sequestration. But, we are seeing a resume of government travel and spend in our DC asset, as well as we actually are starting to see some good group business, as well. In the first quarter for Trust, we were able to grow our group revenues in the quarter by close to 4%, so we’re very happy with the way that we’re responding within the tough market conditions within DC. In the first quarter—eight of our 10 Trust DC hotels gained market share in the first quarter.

Participant 4:
Great, thanks, and then on Ashford Prime, the Sofitel Chicago generated negative EBITDA in the first quarter. You mentioned weather and CUYs had a negative impact, but could you just help us think about the seasonality and maybe the run rate earnings of that property? Thanks.

Monty Bennett:
Sure. We don’t give any guidance as far as earnings in the future but, you know, the property on the books just had lower groups the first quarter, which was something that was anticipated with us, but because of the weather, as well, that was a surprise to us and everybody about the impact on the Chicago market and so that hurt the performance on the top line and on the bottom line. So, we see that as an anomaly and we’re still bullish on the assets and on the market.

Participant 4:
But—I mean, I guess in the first quarter, would a property in Chicago in general generate—typically generate positive EBITDA, or is it typically like a seasonally tough quarter there and so typically properties would generate negative EBITDA, then you’d make it up, you know, in the rest of the year?

Monty Bennett:
Well, what I can tell you is in the first quarter the market conditions in Chicago were difficult and we did have year-over-year negative EBITDA. But, when you look at the performance of our asset, it actually gained market share in the first quarter against its competitive set, so that tells you how the rest of the set did.

Participant 4:	That’s helpful. Thank you.

Participant 5:
Hey guys, it’s Austin Wershman here with Jordan. I appreciate the comments you gave relative to the enhancements on the Revenue Management side. Since those implementations have been in place, just curious how performance has been relative to internal expectations and then, when do you expect to have all of the new capabilities in place?

Monty Bennett:
Sure. We are happy with the performance thus far. Most of that performance thus far has been on the group side which, as you know, takes a while to put in place. So, this was based upon increased group booking activities last summer and fall, as we started getting this ramped up. A lot of our transients are actually—they almost—none of our transient initiatives have hits yet. We just finished fully staffing this Electronic Commerce and Revenue Management Department. Our big data—and we should start seeing some of those improvements just barely in the second quarter, but moreso in the third and the fourth, and then our big data initiative where we’re going to be automating many of our processes, that won’t even be completed until the fall sometime and then we’ll have to ramp up on being able to use that. So, I think that hopefully we’re just beginning to see some of the impact of these new initiatives.

Participant 5:
So then, just my take on your comments about sort of improving overall economic conditions and then, you know, with the benefit of these enhancements, is it fair to say that we could see some acceleration in RevPAR growth from the current level?

Monty Bennett:
It’s just hard to say. You know, we’re always reluctant to give guidance because of the reasons we discussed in the past. You know, it is our goal and is our desire to increase our market share. We were able to do that in the first quarter by almost 200 bips. That’s a big amount. You know, whether that can be sustained or not is hard to say, but that’s a big win for us in this first quarter.

Participant 5:
Then, just one last one, maybe for Jeremy. Just in your comments you mentioned New York/New Jersey was negatively impacted from the tough comps. Do you think the new supply within the Metro also was an impact and could be an impact going forward?

Jeremy Welter:	Not for our hotels. Our hotels are outside the Metro area, so they’re less susceptible to the new supply that you’re seeing in New York City.

Monty Bennett:
But to follow that up, as that new supply increases, I think there’s a possibility that it could affect us out there in outlying areas as tour groups and these other kinds of groups that simply can’t get into New York City try to relocate, so we’re keeping a careful eye on it.

Participant 5:	Great. Thanks for the detail.

Monty Bennett:	Okay.

Participant 6:
Good morning guys. A quick question on kind of the whole Ashford splitting situation. So we have Ashford Trust, we have Ashford Prime, you’re going to have Ashford Inc. I distinctly got the impression on the last call that you might be headed toward an Ashford Select and spinning off your select service hotels. Can you give us any more color on that? If you’re thinking about it? When it might happen and how big of a breed that that could become?

Monty Bennett:
Sure. This is Monty. We think that it makes logical sense to do something like that, but we’ve got to do it in a way that makes it accretive to all of our shareholders and that’s what we’re looking at. But also of particular note is that that would cut down the size of Ashford Trust even more and, you know, here we’ve cut it down a little bit with Prime and we’ll cut it down just a tiny bit more with Ashford Advisors spinning out; so that to cut it up again and reduced its size, I’m just reluctant to do that because I don’t want that platform—trust to get too small for all the reasons I think we know about. So, if we do something, at least right now our current thinking is to do something in a way so that it does not reduce the size of Ashford Trust. So, we’re still looking at some different possibilities but fair enough to state nothing is anywhere close to imminent.

Participant 6:	Okay, thanks.

Participant 7:
Hi, guys. Thank you for taking my question. Following up on the earlier questions about your share price discount to NAV at Ashford Prime—and a lot of these—my questions had been answered, but can you just talk about your thoughts around share buyback?

Douglas Kessler:
Yes, we’ve done share buybacks in the past, I think as you know. In fact, I think we’ve done more share buybacks than any other management team in the industry, so we look at it quite often. At this point, we just don’t think that that’s appropriate because while there is that big discount, we also know that this is not unusual for a company at this point in its lifecycle and so we don’t want to jump out there and do something—I don’t know if the correct word is rashly—so we’re just being cautious about that.

We also like our liquidity position and so we’re not anxious to reduce that liquidity position and so, while we see that the gap there at this point in time, we’re reluctant to try and close it. I think we did, you know, let the market know how ridiculously low we thought that that price was getting by me jumping out in the marketplace and placing an order myself because there is that gap. But to jump in and do buybacks right now is something that’s just not on the table.

Participant 7:	Okay, and in terms of your assets, have there been any recent property sales at competitors or nearby assets that sort of highlight the value that you think you have in your portfolio?

David Kimichik:
I think that there are numerous data points that, either through the brokers community that you could look at that indicate what the value of gateway upper upscale hotels trade for. You know, we have a great portfolio, a great footprint, great brands, relatively refreshed assets. I think those types of products are in high demand today and the ranges clearly indicate a gap relative to the equivalent cap rate that our current share price equates to.

Participant 7:	Okay, thank you.

END